EXHIBIT 3.142
STATE OF SOUTH CAROLINA
SECRETARY OF STATE
ARTICLES OF ORGANIZATION
LIMITED LIABILITY COMPANY
TYPE OR PRINT CLEARLY IN BLACK INK
The undersigned delivers the following articles of organization to form a South Carolina limited liability company pursuant to Sections 33-44-202 and 33-44-203 of the 1976 South Carolina Code of Laws, as amended.

1.	The name of the limited liability company which complies with Section 33-44-105 of the South Carolina Code of 1976, as amended is Palmetto Behavioral Health Solutions, LLC

2.	The address of the initial designated office of the Limited Liability Company in South Carolina is

2 Office Park Court, Suite 103

Street Address

Columbia, South Carolina	29223

City	Zip Code

3.	The initial agent for service of process of the Limited Liability Company is

	National Registered Agents, Inc.	/s/ Allison Price, Assistant Secretary

	Name	Signature

and the street address in South Carolina for this initial agent for service of process is

2 Office Park Court, Suite 103

Street Address

Columbia, South Carolina	29223

City	Zip Code

4.	The name and address of each organizer is

	(a)	Daniel J. Body

Name

		2777 Speissegger Dr	Charleston

		Street Address	City

		South Carolina	29405

		State	Zip Code

(b)

Name

		Street Address	City

		State	Zip Code

(Add additional lines if necessary)

5.	☐	Check this box only if the company is to be a term company. If so, provide the term specified:

Palmetto Behavioral Health Solutions, LLC

Name of Limited Liability Company

6.	☐	Check this box only if management of the limited liability company is vested in a manager or managers. If this company is to be managed by managers, specify the name and address of each initial manager:

(a)

Name

		Street Address	City

		State	Zip Code

(b)

Name

		Street Address	City

		State	Zip Code

(c)

Name

		Street Address	City

		State	Zip Code

(d)

Name

		Street Address	City

		State	Zip Code

(Add additional lines if necessary)

7.	☐	Check this box only if one or more of the members of the company are to be liable for its debts and obligations under section 33-44-303(c). If one or more members are so liable, specify which members, and for which debts, obligations or liabilities such members are liable in their capacity as members.

Palmetto Behavioral Health Solutions, LLC

Name of Limited Liability Company

8.	Unless a delayed effective date is specified, these articles will be effective when endorsed for filing by the Secretary of State. Specify any delayed effective date and time:

9.	Set forth any other provisions not inconsistent with law which the organizers determine to include, including any provisions that are required or are permitted to be set forth in the limited liability company operating agreement.

10.	Signature of each organizer

/s/ Daniel J. Body

Date 1/5/06
(Add Additional lines if necessary)